As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Treace Medical Concepts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1052611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Palmetto Park Place Ponte Vedra, Florida	32081
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Scot M. Elder

Chief Legal & Compliance Officer and Corporate Secretary

Treace Medical Concepts, Inc.

100 Palmetto Park Place

Ponte Vedra, Florida, 32801 (904) 373-5940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip S. Stoup

Latham & Watkins LLP

505 Montgomery Street

San Francisco, CA 94111

Telephone: (415) 391-0600

Facsimile: (415) 395-8095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,337,692 shares of the Registrant’s common stock issuable under the following employee benefit plans for which the Registration Statements of the Registrant on Form S-8 (File Nos. 333-255541 and 333-263327) are effective: (i) the 2021 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 2,781,410 shares of common stock, and (ii) the 2021 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 556,282 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 27, 2021 (File No. 333-255541) and March 4, 2022 (File No. 333-263327) incorporated by reference herein.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Treace Medical Concepts, Inc.	8-K	3.1	4/27/2021

4.2	Amended and Restated Bylaws of the Treace Medical Concepts, Inc.	8-K	3.2	4/27/2021

4.3	Form of Common Stock Certificate	S-1/A	4.2	4/19/2021

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this registration statement).				X

99.1#	2021 Incentive Award Plan and related form agreements	S-8	99.2	4/27/2021

99.2#	2021 Employee Stock Purchase Plan	S-8	99.3	4/27/2021

107.1	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on this 8th day of March 2023.

Treace Medical Concepts, Inc.

By:	/s/Mark L. Hair
Mark L. Hair
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. Treace and Mark L. Hair, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ John T. Treace John T. Treace	Chief Executive Officer, Founder and Director (Principal Executive Officer)	March 8, 2023

/s/ Mark L. Hair Mark L. Hair	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 8, 2023

/s/ James T. Treace James T. Treace	Chairman of the Board	March 8, 2023

/s/ John K. Bakewell John K. Bakewell	Director	March 8, 2023

/s/ F. Barry Bays F. Barry Bays	Director	March 8, 2023

/s/ Lance A. Berry Lance A. Berry	Director	March 8, 2023

/s/ Lawrence W. Hamilton Lawrence W. Hamilton	Director	March 8, 2023

/s/ Betsy Hanna Betsy Hanna	Director	March 8, 2023

/s/ Deepti Jain Deepti Jain	Director	March 8, 2023

/s/ Jane E. Kiernan Jane E. Kiernan	Director	March 8, 2023

/s/ Richard W. Mott Richard W. Mott	Director	March 8, 2023

/s/ Thomas E. Timbie Thomas E. Timbie	Director	March 8, 2023